UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 9, 2018

Party City Holdco Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, NY		10523
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2018, Jefferson M. Case resigned from the board of directors (the “Board”) of Party City Holdco Inc. (the “Company”). Mr. Case, along with Steven J. Collins, had been designated by Advent International Corporation (“Advent”) for election to the Board pursuant to the terms of the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) dated as of April 21, 2015, by and among Party City Holdco Inc., THL PC Topco, L.P., Advent Party City Acquisition Limited Partnership and the other stockholders signatories thereto. Mr. Case’s resignation occurred in connection with Advent’s sale of all of its shares of common stock of the Company on December 22, 2017. Mr. Collins continues to serve on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

By:	/s/ Daniel J. Sullivan
Name:	Daniel J. Sullivan
Title:	Chief Financial Officer

Date: January 12, 2018